UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2013

Verint Systems Inc.
(Exact name of registrant as specified in its charter)

001-34807
(Commission File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of principal executive offices)	(Zip code)
(631) 962-9600
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On January 4, 2013, Verint Systems Inc. (“Verint”) and Comverse Technology, Inc. (“CTI”) filed with the SEC a final joint proxy statement/prospectus to serve as (1) a joint proxy statement of Verint and CTI to be used by the board of directors of Verint to solicit proxies from Verint stockholders and by the CTI board of directors to solicit proxies from CTI shareholders and (2) a prospectus of Verint to be delivered to CTI shareholders in connection with the issuance of shares of Verint common stock to be received by them at the completion of the previously announced merger (the “Merger”) of CTI with and into a wholly owned subsidiary (“Merger Sub”) of Verint, with Merger Sub continuing as the surviving company. The joint proxy statement/prospectus forms a part of Verint's Registration Statement on Form S-4 (File No. 333-184628), which was filed with the SEC on October 29, 2012 and declared effective by the SEC on January 4, 2013. Verint is filing the item included as Exhibit 5.1 to this Current Report on Form 8-K for the purpose of incorporating such item as an exhibit to the Registration Statement.
(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Jones Day.
23.1	Consent of Jones Day (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date: February 4, 2013	By: /s/ Peter Fante

Name:	Peter Fante

Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Jones Day.
23.1	Consent of Jones Day (included in Exhibit 5.1 hereto).